UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 15, 2016
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

P. O. Box 619100, Dallas, Texas		75261-9100
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

On November 15, 2016, the Board of Directors (the “Board”) of Kimberly-Clark Corporation (the “Corporation”) elected Michael D. Hsu, 52, as President and Chief Operating Officer and a member of the Board, effective January 1, 2017.

Mr. Hsu has served as the Corporation’s Group President - K-C North America since 2013, and is responsible for the Corporation’s consumer business in North America, as well as leading the development of new business strategies for global nonwovens. From 2012 to May 2013, he served as Group President - North America Consumer Products. Prior to joining Kimberly-Clark, Mr. Hsu served as Executive Vice President and Chief Commercial Officer of Kraft Foods, Inc., a North American grocery manufacturing and processing conglomerate, from January 2012 to July 2012, as President of Sales, Customer Marketing and Logistics from 2010 to 2012 and as President of its grocery business unit from 2008 to 2010. Prior to that, Mr. Hsu served as President and Chief Operating Officer, Foodservice at H. J. Heinz Company, a manufacturer and marketer of food products.

Mr. Hsu’s base salary will be $925,000 per year. As a participant in the Corporation’s annual incentive plan, Mr. Hsu will be eligible for an annual bonus, based on company performance. His target bonus under the plan has been set at 125% of his base salary. Mr. Hsu will be eligible for annual stock-based incentives. He will also participate in the Corporation’s supplemental 401(k) plan, executive severance plan and other benefit plans available to the Corporation’s executive officers and employees, as described in the Corporation’s Definitive Proxy Statement for the Annual Meeting of Stockholders held on May 4, 2016.

On November 16, 2016, the Corporation announced that Elane B. Stock, the Corporation’s Group President - K-C International, will no longer serve in such capacity effective January 1, 2017 as a result of the elimination of the role from the Corporation’s organizational structure. Ms. Stock will remain at the Corporation in a non-executive capacity for a transitional period.

A copy of the press release announcing these organizational changes is attached as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

99.1    News release issued by Kimberly-Clark Corporation on November 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	November 16, 2016	By:	/s/ Jeffrey P. Melucci
Jeffrey P. Melucci Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

99.1    News release issued by Kimberly-Clark Corporation on November 16, 2016.